                                                                       Exhibit 1


                                                                  EXECUTION COPY










                                7,000,000 Shares

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                                  Common Stock

                             Underwriting Agreement


                                                                January 26, 2000


BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC
C.E. UNTERBERG, TOWBIN
ING BARINGS LLC
CREDIT LYONNAIS SECURITIES (USA), INC.
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y. 10167

Ladies and Gentlemen:

                  Globalstar Telecommunications Limited, a Bermuda company (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 7,000,000 shares (the "Firm Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,050,000 shares (the "Option Shares") of Common Stock. The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein called the "Shares". This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

                  The following terms as used in this Agreement shall have the following meanings:

                  "Additional Service Provider Agreements" shall mean all material service provider agreements entered into between Globalstar and additional service providers after the date of the Founding Service Provider Agreements.
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                  "Base Prospectus" shall mean the prospectus contained in the
Registration Statement at the Execution Time.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Closing Date" shall have the meaning assigned thereto in Section 4.

                  "Commission" means the Securities and Exchange
Commission.

                  "Common Stock" shall have the meaning assigned thereto in the first paragraph of this Agreement.

                  "Communications Act" shall mean the Communications
Act of 1934.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Exchange Act" shall mean the Securities Exchange
Act of 1934.

                  "FCC" shall mean the Federal Communications
Commission.

                  "Firm Shares" shall have the meaning assigned thereto in the first paragraph of this Agreement.

                  "First Closing Date" shall have the meaning assigned thereto in Section 4.

                  "Founding Service Provider Agreements" shall mean the Service Provider Agreements dated as of January 1, 1995, entered into between Globalstar and certain founding service providers.
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                  "Globalstar" shall mean Globalstar, L.P., a
Delaware limited partnership.

                  "Investment Company Act" shall mean the Investment Company Act of 1940.

                  "Loral" shall mean Loral Corporation, a New York corporation.

                  "LQP" shall mean Loral/Qualcomm Partnership, L.P., a Delaware limited partnership and the general partner of LQSS.

                  "LQSS" shall mean Loral/Qualcomm Satellite Services, L.P., a Delaware limited partnership and the general partner of Globalstar.

                  "Material Adverse Change" shall mean, with respect to any entity, any material adverse change in or affecting the business, results of operations, financial condition, owners' equity (stockholders' equity in the case of a corporation and partners' equity in the case of a partnership) or prospects of such entity, taken as a whole.

                  "Nasdaq" shall mean the Nasdaq National Market.

                  "New QUALCOMM Agreement" shall have the meaning assigned thereto in Section 1(d).

                  "Option Shares" shall have the meaning assigned thereto in the first paragraph of this Agreement.

                  "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P. dated as of March 6, 1996, as amended as of April 8, 1998, and as further amended as of January 26, 1999, among LQSS, the Company and certain limited partners named therein.

                  "Partnership Agreement Amendment" shall mean the
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Amendment to the Partnership Agreement dated as of the First Closing Date, among
LQSS, the Company and certain limited partners named therein.

                  "Preferred Partnership Interests" shall have the meaning assigned thereto in Section 1(s).

                  "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Shares and the offering thereof and is used prior to filing of the Prospectus, together with the Base Prospectus.

                  "Prospectus" shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

                  "QUALCOMM" shall have the meaning assigned thereto in Section 1(d).

                  "QUALCOMM Agreement" shall have the meaning assigned thereto in Section 1(l).

                  "Registration Statement" shall mean the Registration
Statement (No. 33-83239) that was declared effective on August 18, 1999, registering for sale pursuant to Rule 415 certain securities of the Company and Globalstar, including the filings with the Commission pursuant to the Exchange Act incorporated therein, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Execution Time as provided by Rule 430A.

                  "Rule 415", "Rule 424" and "Rule 430A"" refer to such rules under the Securities Act.
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                                       5



                  "Rule 430A Information" shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rules and Regulations" shall mean the rules and regulations in effect at any relevant time adopted by the Commission under the Securities Act, the Exchange Act, the Communications Act or the Investment Company Act, as applicable.

                  "Securities Act" shall mean the Securities Act of 1933.

                  "Second Closing Date" shall have the meaning assigned thereto in Section 4.

                  "Series A Preferred Stock" shall have the meaning assigned thereto in Section 1(s).

                  "Series B Preferred Stock" shall have the meaning assigned thereto in Section 1(s).

                  "Service Provider Agreements" shall mean the Founding Service Provider Agreements and the Additional
Service Provider Agreements.

                  "Shares" shall have the meaning assigned thereto in the first paragraph of this Agreement.

                  "SS/L Agreement" shall have the meaning assigned thereto in Section 1(l).

                  "Underwriters" shall have the meaning assigned thereto in the first paragraph of this Agreement.

                  1. Representations, Warranties and Agreements of the Company and Globalstar. Each of the Company and Globalstar represents, warrants and agrees that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act in connection with the offering
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pursuant to the Prospectus. The Registration Statement was declared effective by the Commission on August 18, 1999, and covers, among other securities, the registration under the Securities Act of the offering and sale of the Shares.
The Company has filed a Preliminary Prospectus, in accordance with Rule 424(b). The Company will next file with the Commission a final Prospectus in accordance with Rules 415, 424(b) and 430A. As filed, such Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  (b) At the Execution Time, the Registration Statement and the Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on any Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and Globalstar make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).
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                  (c) The Company has been duly incorporated as an exempted
company and is validly existing as an exempted company in good standing under the laws of Bermuda, with all requisite power and authority and, except as disclosed in the Prospectus, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to any Closing Date there will not be, any change in the capital stock or long-term debt of the Company, or any Material Adverse Change, or any development involving a prospective Material Adverse Change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, taken as a whole, otherwise than as set forth or contemplated, or under arrangements referred to, in the Prospectus.

                  (d) Globalstar has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not result in a Material Adverse Change with respect to Globalstar); and Globalstar has all requisite power and authority and, except as disclosed in the Prospectus, all necessary material governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to any Closing Date there will not be, any change in the partnership interests or long-term debt of Globalstar (except for borrowings under the Globalstar Credit Agreements or under a vendor financing agreement to be entered into between QUALCOMM Inc., a Delaware
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                                                                               8




 Corporation ("QUALCOMM")) and
Globalstar (the "New QUALCOMM Agreement"), or any development involving a prospective Material Adverse Change, with respect to Globalstar, other than as set forth or contemplated, or under arrangements referred to, in the Prospectus.

                  (e) Neither the Company nor Globalstar owns any real property and each of the Company and Globalstar has good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such other liens, encumbrances and defects as will not in the aggregate result in a Material Adverse Change of the Company or Globalstar, as the case may be, and do not interfere with the use made and proposed to be made of such property by the Company or Globalstar, as the case may be, and any material real property and buildings held under lease by the Company or Globalstar, as the case may be, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company or Globalstar, as the case may be.

                  (f) The Company has authorized capital stock as set forth in the Prospectus, and all the issued shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and not subject to further calls and conform in all material respects to the description in the Prospectus; the Common Stock is approved for trading on Nasdaq and is not subject to any preemptive or similar rights.

                  (g) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and not subject to further calls, will conform in all material respects to the description of the Common Stock in the Prospectus.

                  (h) The execution, delivery and performance of
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this Agreement and the consummation of the transactions contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument to which the Company or Globalstar is a party or by which the Company or Globalstar is bound or to which any of the property or assets of the Company or Globalstar is subject, nor will such actions result in any violation of the provisions of the Memorandum of Association or the Bye-laws, in each case as amended, of the Company or the Partnership Agreement (as amended by the Partnership Agreement Amendment), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Globalstar or any of their properties or assets; and no consent, approval, authorization, order, registration, filing or qualification (other than the required filing with the Bermuda Registrar of Companies) of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under state securities or Blue Sky laws or as may be required by the laws of any country other than the United States in connection with the purchase and distribution of the Shares by the Underwriters.

                  (i) There are no legal or governmental proceedings pending to which the Company or Globalstar, or to the knowledge of the Company or Globalstar, any partner of Globalstar, LQSS or LQP is a party or of which any property of the Company or Globalstar is the subject, except such as are described or contemplated by the Prospectus which will individually or in the aggregate be reasonably likely to result in a Material Adverse Change with respect to the Company or Globalstar, as the case may be; and, to the best of the Company's and Globalstar's knowledge and except such as are described or contemplated by the Prospectus, no such proceedings are threatened or contemplated by others.
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                  (j) There are no contracts or other documents that are
required to be described in the Prospectus or filed as exhibits to the Registration Statement which are not described therein or filed as exhibits thereto.

                  (k) Globalstar and its partners and equipment suppliers own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights (except as otherwise described in the Registration Statement or the Prospectus) necessary to conduct the general business proposed to be operated by Globalstar as described in the Prospectus, and none of Globalstar or its partners or its equipment suppliers has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, in the aggregate, would result in a Material Adverse Change with respect to Globalstar.

                  (l) Except for defaults under the Founding Service Provider Agreement between Globalstar and Hyundai/DACOM, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of the Partnership Agreement, any Service Provider Agreement for the provision of Globalstar services as described in the Prospectus, the agreement between Globalstar and QUALCOMM Incorporated dated March 18, 1994, as amended (the "QUALCOMM Agreement"), the agreement between Globalstar and SS/L dated February 16, 1994 (the "SS/L Agreement"), or any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or Globalstar is a party or by which either of them is bound, except any such default with respect to any such lease, other agreement or instrument as would not, individually or in the aggregate, result in a Material Adverse Change with respect to the Company or Globalstar, as the case may be.

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                  (m) The Company and Globalstar have timely filed all material tax returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever to the extent such taxes have become due. The Company and Globalstar have no knowledge, or any reasonable grounds to know, of any tax deficiencies which would, in the aggregate, result in a Material Adverse Change with respect to the Company or Globalstar, as the case may be.

                  (n) Other than as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (o) Except as disclosed in the Prospectus, Globalstar carries or will have the benefit of insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaging in similar businesses in similar industries.

                  (p) No labor disturbance by the employees of Globalstar exists, or to the knowledge of Globalstar, is imminent which might be expected to result in a Material Adverse Change with respect to Globalstar.

                  (q) Each of the Company and Globalstar is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or Globalstar would have any liability; neither the Company nor Globalstar has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 (other than routine minimum funding obligations), 4971 or 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and nothing has occurred, whether by action or failure to act, with respect to the operation of any "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code that could reasonably be expected to result in the loss of such qualification.

                  (r) Except as may otherwise be disclosed in or contemplated by the Prospectus, since the date as of which information is given in the Prospectus, neither the Company nor Globalstar has (i) issued or granted any securities or partnership interests (except pursuant to the exercise of existing options or warrants), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business (except for borrowings under the Globalstar Credit Agreements or under the New QUALCOMM Agreement), (iii) entered into any material transaction not in the ordinary course of business or (iv) in the case of the Company, declared or paid any dividend on its capital stock other than with respect to (A) the 8% Series A Convertible Redeemable Preferred Stock of the Company due 2011 (the "Series A Preferred Stock") or (B) the 9% Series B Convertible Redeemable Preferred Stock of the Company due 2011 (the "Series B Preferred Stock") or, in the case of Globalstar, made any distribution to its partners other than with respect to the convertible redeemable preferred general partnership interests of Globalstar issued in connection with the Series A Preferred Stock or Series B Preferred Stock (the "Preferred Partnership Interests").

                  (s) Deloitte & Touche LLP, whose report is incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules (including the related notes and supporting schedules) included (by incorporation by reference or otherwise) in the Registration Statement and the Prospectus present fairly the financial condition, results of operations and changes in financial condition of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein) throughout the periods indicated.

                  (t) Each of the Company and Globalstar (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets and (C) access to its assets is permitted only in accordance with management's authorization.

                  (u) Except as disclosed in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by Globalstar (or, to the knowledge of Globalstar, any of Globalstar's predecessors in interest) at, upon or from any of the property now or previously owned or leased by Globalstar in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Change with respect to Globalstar; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by Globalstar or any of its predecessors or with respect to which Globalstar has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Change with respect to Globalstar; and the terms "hazardous wastes", toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (v) The Partnership Agreement, Partnership Agreement Amendment, the Service Provider Agreements, the SS/L Agreement and the QUALCOMM Agreement have been duly executed by the Company and Globalstar (to the extent that they are parties thereto) and are valid, binding and enforceable agreements, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) Federal or state securities laws or principles of public policy with regard to rights to indemnity under the Partnership Agreement to the extent an indemnified party thereunder may be deemed or alleged to be an underwriter pursuant to such laws; provided, however, that no representation is made hereunder with respect to the enforceability of any provisions contained in the Partnership Agreement, Service Provider Agreements which state that the parties thereto have agreed to further negotiate with respect to certain matters as specified therein or which provide for the grant of exclusive service territories.

                  (w) Globalstar has entered into service provider

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agreements covering at least 125 countries.

                  (x)(i) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-128), released January 31, 1995, as modified by the Erratum, DA 95-373 (released February 29,
         1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996); however, such authorization is presently subject to modification, stay or revocation through judicial appeals.

                  (ii) Participation by Globalstar in the development and operation of the Globalstar System as described in the Prospectus does not violate the Communications Act or the Rules and Regulations.

                  (iii) The construction, launch and operation by Globalstar of the Globalstar satellite constellation authorized by the Order and Authorization (DA 95-128), released January 31, 1995, as modified by the Erratum, DA 95-373 (released February 29, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996), has not nor would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.

                  (y) After giving effect to the sale of Shares by the Underwriters as contemplated in the Prospectus, the Company will not be an "investment company" under the

Investment Company Act.

                  (z) The ordinary partnership interests to be issued and sold by Globalstar to the Company pursuant to the Partnership Agreement (as amended by the Partnership Agreement Amendment), will be, as of each Closing Date, duly and validly authorized, executed, issued and delivered, in accordance with the terms of the Partnership Agreement, fully paid and nonassessable and not subject to preemptive rights and will constitute the valid and binding obligations of Globalstar.

                  2. Purchase of the Shares by the Underwriters. (a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell 7,000,000 Firm Shares to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, at a price of $33.425 per Share, the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto. Each Underwriter shall be obligated to purchase from the Company that number of the Firm Shares set opposite that Underwriter's name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares.

                  (b) The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in the sale of Firm Shares, up to 1,050,000 Option Shares at the purchase price per Share set forth above. Option Shares shall be purchased from the Company for the accounts of the Underwriters, severally and not jointly, in proportion to the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Shares other than in 100-share quantities.

                  (c) The Company shall not be obligated to deliver any of the Shares to be delivered on the First Closing Date or any Closing Date, as the case may be, except upon payment for all the Shares to be purchased on such Closing Date as provided herein.

                  3. Offering of Shares by the Underwriters. Upon authorization by the Underwriters of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

                  4. Delivery of and Payment for Shares. Delivery of and payment for the Firm Shares shall be made at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 at 10:00 a.m., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "First Closing Date." On the First Closing Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in certified or official bank check or checks payable in same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the First Closing Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company shall make the certificates representing the Firm Shares available for inspection by the Underwriters in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Closing Date.

                  At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised in whole or in part from time to time by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised, the names in which the shares of Option Shares are to be registered, the denominations in which the shares of Option Shares are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Shares are delivered are sometimes referred to as the "Second Closing Date" and the First Closing Date and any Second Closing Date are sometimes each referred to as a "Closing Date").

                  Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 10:00 a.m., New York City time, on the such Second Closing Date. On the such Second Closing Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in certified or official bank check or checks payable in same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Underwriters in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the such Second Closing Date.

                  5. Covenants of the Company. The Company covenants and agrees:

                  (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement (including any filing with the Commission of any document that is incorporated by reference) shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the Rules and Regulations, the Company promptly will (1) notify the Underwriters of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided, that, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to (a) service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or (b) subject it to taxation in any such jurisdiction.

                  (d) For a period of 90 days from the Execution Time, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person during such period of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock other than, in each case, as applicable, (i) Common Stock, the issuance of which is permitted to satisfy the Company's dividend, conversion and redemption obligations (including in respect of any dividend make-whole payments or optional or provisional redemption payments) pursuant to the terms of the Securities, the Series A Preferred Stock or Series B Preferred Stock, (ii) Common Stock, or options to purchase Common Stock, issued in connection with any employee stock option plan, stock ownership plan or dividend reinvestment plan, (iii) any transfers of warrants issued in connection with the Globalstar Credit Agreements, or shares of Common Stock issuable upon exercise of such warrants, (iv) warrants issued in connection with the New QUALCOMM Agreement, (v) Common Stock issued pursuant to warrants outstanding on the date hereof and (vi) strategically driven private placements of the Company's Common Stock with strategic investors provided that the purchaser of such Common Stock shall agree not to, directly or indirectly, publicly sell, transfer, pledge, enter into a swap or other derivatives transaction, or in any other way publicly transfer any of the economic risks or benefits of owning such security for 90 days after the date of this agreement, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Bear, Stearns;

                           (e) The Company will not take, directly or
indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (f) As soon as practicable after the Execution Time to make generally available to the Company's security holders and to deliver to the Underwriters an earnings statement of the Company and Globalstar (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (g) For a period of five years following the Execution Time, the Company shall furnish to the Underwriters copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any Rule or Regulation;

                  (h) The Company shall apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus; and

                  (i) The Company shall take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940.

                  (j) The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement and any post-effective amendments thereof (including, in each case, exhibits and filings incorporated by reference), any Base Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iv) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (v) any filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (vi) any applicable listing or other fees; (vii) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions and of preparing, printing and distributing a Blue Sky Memorandum; and (viii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that, except as provided in this Section 5 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

                  6. Covenants of Globalstar. Globalstar covenants and agrees with each Underwriter that:

                  (a) Globalstar shall not, during the 90 days following the date of the Prospectus, except with the prior written consent of Bear, Stearns, offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of, any partnership interests, any options, rights or warrants with respect to such interests or any securities convertible into, or exchangeable for, such interests other than, in each case, as applicable, (i) partnership interests, the issuance of which is permitted to satisfy Globalstar's dividend, conversion and redemption obligations (including in respect of any dividend make-whole payments or optional dividend cash payments) the Series A Preferred Stock or Series B Preferred Stock, (ii) partnership interests issued in connection with any of the Company's employee option plan, stock ownership plan or dividend reinvestment plan, (iii) any transfers of warrants issued in connection with the Globalstar Credit Agreements, or partnership interests issuable upon exercise of such warrants, (iv) warrants issued in connection with the New QUALCOMM Agreement, (v) partnership interests issued pursuant to options or warrants outstanding on the date hereof and (vi) strategically driven private placements of the partnership interests with strategic investors provided, that, the purchaser of such partnership interests shall agree not to, directly or indirectly, publicly sell, transfer, pledge, enter into a swap or other derivatives transaction, or in any other way publicly transfer any of the economic risks or benefits of owning such security for 90 days after the date of this agreement.

                  (b) Globalstar shall apply the proceeds of the sale of its partnership interests to the Company substantially as set forth in the Prospectus.

                  7. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties of the Company and Globalstar contained herein, to the performance by the Company and Globalstar of their obligations hereunder and to the following additional terms and conditions:

                  (a) The Prospectus, and any such supplement thereto that may be required, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Cravath, Swaine & Moore, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) On each Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Willkie Farr & Gallagher, counsel to the Company and Globalstar, dated such Closing Date and in form and sub stance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) Globalstar has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on Globalstar); and Globalstar has all requisite power and authority and, except as disclosed in the Prospectus, all material governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus;

                  (ii) Except as described in the Prospectus, the Company has not granted any outstanding options, warrants or commitments with respect to any shares of the capital stock of the Company, whether issued or unissued; Globalstar, LQSS and LQP have not granted any rights or options to other persons with respect to partnership interests of Globalstar;

                  (iii) The Shares conform in all material respects to the description thereof contained in the Prospectus;

                  (iv) To such counsel's knowledge, no litigation or governmental proceedings are pending or threatened against the Company or Globalstar which would adversely affect the Company's or Globalstar's ability to perform its obligations under this Agreement or is required to be disclosed in the Prospectus and which is not disclosed and correctly summarized therein;

                  (v) This Agreement has been duly authorized, executed and delivered by the Company and Globalstar;

                  (vi) The execution, delivery and performance by the Company and Globalstar of this Agreement, and the consummation by the Company of the sale of the Shares thereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Partnership Agreement or the amended and restated agreement of partnership of Loral/Qualcomm Partnership, L.P. dated as of March 23, 1994, as amended on March 24, 1998, the Service Provider Agreements, the Memorandum of Association or Bye-laws, the SS/L Agreement, the Qualcomm Agreement or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or Globalstar is a party or by which they or their property is bound or (B) (assuming compliance with all applicable state securities and Blue Sky laws in those jurisdictions in the United States in which the Shares are being sold and compliance with all non-U.S. applicable securities laws and regulations of any country in which Shares may be offered or sold outside the U.S.) violate or conflict with any provision of law or regulation applicable to the Company (1) of the State of New York, (2) of the United States of America or (3) set forth in the Revised Uniform Limited Partnership Act of the State of Delaware;

                  (vii) No consent (other than the required filing with the Bermuda Registrar of Companies), approval, authorization or order of any court, regulatory body, administrative agency or other governmental body is required to be obtained for the sale of the Shares as contemplated in the Prospectus under any provision of law or regulation applicable to the Company, the State of New York or the United States of America or for the consummation of the transactions contemplated by this Agreement, except as may be required under the federal securities law or the various state securities or Blue Sky laws;

                  (viii) There is no restriction upon the voting or transfer of, any Shares pursuant to the Company's Memorandum of Association or Bye-Laws, in each case as amended, or in any agreement or other instrument of which such counsel has knowledge except as described in the Prospectus; and no holders of securities of the Company have rights to the registration thereof under the Registration Statement except as described in the Prospectus;

                  (ix) Such counsel has read all contracts referred to in the Registration Statement and the Prospectus and all other loan agreements to which the Company or Globalstar is a party of which such counsel has knowledge and to the extent material such contracts are fairly summarized as disclosed therein, conform in all material respects to the descriptions thereof contained therein, and are filed as exhibits thereto, and such counsel does not know of any contracts or other documents required to be so summarized or disclosed, or so filed, which have not been so summarized or disclosed, or so filed;

                  (x) The statements set forth in the Prospectus under the heading and "Taxation--United States Tax Considerations" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein relating to the laws of the United States fairly present the information referred to therein with respect to such legal matters, documents and proceedings; the statements set forth therein under the heading "Description of Common Stock", insofar as such statements purport to summarize provisions of the Common Stock, provide a fair summary of such provisions;

                  (xi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the dates specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                  (xii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations;

                  (xiii) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                  (xiv) The Partnership Agreement has been duly and validly authorized, executed and delivered by the Company, LQSS, Loral, Globalstar, L.P., and Loral/DASA Globalstar, L.P. and each of the Service Provider Agreements, the SS/L Agreement and the Qualcomm Agreement have been duly and validly authorized, executed and delivered by Globalstar and, to such counsel's knowledge, the other parties to each of the aforementioned agreements have authorized, executed and delivered such agreements and assuming such authorization, execution and delivery by such other parties, such agreements constitute valid and legally binding obligations enforceable against the parties thereto, except as enforceability may be limited by (I) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (II) Federal or state securities laws or principles of public policy with regard to rights to indemnity; provided, however, that no opinion need be given with respect to the enforceability of any provisions contained in the Partnership Agreement or the Service Provider Agreements which state that the parties thereto have agreed to further negotiate with respect to certain matters as specified therein;

                  (xv) LQP has agreed to use the license to operate mobile satellite services in the 1610-1626.5 MHz L-band and the 2483.5-2500 MHz S-band granted by the FCC for the exclusive benefit of Globalstar;

                  (xvi) After giving effect to the sale of the Shares by the Underwriters as contemplated in the Prospectus, the

         Company will not be an "investment company" under the Investment Company Act.

                  (xvii) The Partnership Agreement has been duly amended in accordance with the requirements thereof in a manner which permits the creation, issuance and sale by Globalstar of the ordinary partnership interests to be issued in connection with the offering of the Shares, and the making of distributions by Globalstar in respect thereof; no further consents, votes or approvals of Globalstar, or the partners in Globalstar, or any stockholders in such partners, are required pursuant to the Partnership Agreement and applicable Delaware law to give effect to such amendment other than those consents, votes or approvals (including the consent of the Committee, Consent of the Partners, the Consent of the Disinterested Partners and the consent of a GTL Independent Director (as such terms are defined in the Partnership Agreement)), which have been duly obtained; and

                  (xviii) the ordinary partnership interests to be issued and sold to the Company pursuant to the Partner ship Agreement have been duly and validly authorized, and when issued and delivered, in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid and nonassessable and will constitute the valid and binding obligations of Globalstar.

                  In rendering such opinion, such counsel may limit its opinion to the laws of the State of New York, the laws of the United States and the Delaware Revised Uniform Limited Partnership Act and as to matters of fact, such counsel may rely to the extent deemed proper, on certificates of responsible officers of the Company or Globalstar and public officials.

                  Such counsel shall also state that in connection with the preparation of the Preliminary Prospectus and the Prospectus, no facts have come to its attention which lead it to believe that the Prospectus, as of the Execution Time and each Closing Date, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel will express no opinion or belief with respect to the financial data contained in the Prospectus or with respect to any matters addressed by the opinion of Crowell & Moring set forth in Section 7(f) hereof or with respect to any matters addressed by the opinion of Appleby, Spurling & Kempe set forth in Section 7(e) hereof with respect to Bermuda law matters.

                  (e) On each Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Appleby, Spurling & Kempe, counsel to the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters to the effect that:

                  (i) The Company has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda; and has full power and authority and has obtained all Bermuda governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus;

                  (ii) The Company has authorized capital stock as set forth in the Registration Statement, and all the issued shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and not subject to further calls; the Shares have been duly authorized and, when delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and not subject to further calls; the issuance of the Shares is not subject to any preemptive or similar rights under the Company's Memorandum of Association or Bye-Laws, in each case as amended; the Shares conform to the descriptions thereof in the Prospectus;

                  (iii) To such counsel's knowledge, no litigation or governmental proceeding is pending or threatened against the Company in Bermuda which would adversely affect the Company's ability to perform its obligations under this Agreement;

                  (iv) The execution, delivery and performance by the Company of this Agreement has been duly authorized and the consummation by the Company of the sale of the Shares in accordance therewith will not (A) conflict with the Company's Memorandum of Association or Bye- Laws, in each case as amended, or (B) violate or conflict with any provision of law or regulation of Bermuda applicable to the Company;

                  (v) No consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body is required to be obtained for the sale of Shares under any provision of law or regulation of Bermuda applicable to the Company or for the consummation of the transactions contemplated by this Agreement;

                  (vi) There is no restriction upon the voting or transfer of any Shares pursuant to (A) the law of Bermuda, (B) the Company's Memorandum of Association or Bye-laws, in each case as amended, or (C) any agreement or other instrument of which such counsel has knowledge except as described in the Prospectus;

                  (vii) The statements set forth in the Base Prospectus under the headings "Description of Capital Stock--Bermuda Law", insofar as such statements describe the Shares and constitute a summary of the legal matters referred to therein fairly present the information referred to therein with respect to such legal matters;

                  (viii) A final and conclusive judgment of a New York court under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty or in respect of multiple damages as defined in The Protection of Trading Interest Act,
         1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action for the debt evidenced by the New York court's judgment; assuming that
         (1) the court that gave such judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda and (2) such judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law, such counsel believes that, on general principle such a judgment would be enforceable in the Supreme Court of Bermuda; and enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation;

                  (ix) The submission by the Company to the jurisdiction of the State and federal courts sitting in the City of New York contained in this Agreement constitutes a legal, valid and binding obligation of the Company, provided that such submission is valid under New York law; and

                  (x) The choice of the laws of the State of New York to govern this Agreement is a valid choice of law under Bermuda law.

                  (f) On each Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Crowell & Moring, special communications counsel to the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters to the effect that:

                  (i) To such counsel's knowledge, except for the statements set forth in the Company's offering memorandum dated January 21, 1999, regarding the offering of the Series A Preferred Stock, under the heading "Regulation -- United States FCC Regulation" and the Annual Report of the Company for the fiscal year ended December 31, 1998, under the heading "Business--Licensing", there are no pending or threatened proceedings which could have a material adverse effect on the validity of the authorization for construction, launch and operation of the Globalstar satellite constellation.

                  (ii) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-128), released January 31, 1995, as modified by the Erratum, DA 95-373 (released February 29,
         1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996); and pursuant to FCC approval, LQP has assigned such authorization to L/Q Licensee, Inc.; however, such authorization is presently subject to modification, stay or revocation as a result of pending judicial appeals.

                  (iii) The construction, launch and operation by Globalstar, of the Globalstar satellite constellation authorized by the Order and Authorization, DA 95-128 (released Jan. 31, 1995), as modified by the Erratum, DA 95-373 (released February 28, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996), would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.

                  (g) The Underwriters shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.


                  (h) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and the Board of Directors of the Company and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (i) With respect to the letter of Deloitte & Touche LLP referred to in paragraph 7(h) above and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and the Board of Directors of the Company and dated such Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (j) The Company and Globalstar shall have furnished to the Underwriters a certificate, dated such Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer or Treasurer stating that:

                  (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Closing Date; the Company has complied with all its agreements contained herein; and the Company has in all respects satisfied the conditions on its part to be complied with or satisfied at such Closing Date; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Execution Time, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Execution Time no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                  (k) (i) Neither the Company nor Globalstar shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock, partnership interests or long-term debt of the Company or Globalstar or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and Globalstar, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

                  (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended (which shall not include any limitation on program trading pursuant to the rules of the New York Stock Exchange) or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and sub stance to you and to counsel for the Underwriters. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date, by you. Any such cancelation shall be without liability of the Underwriters to the Company. Notice of such cancelation shall be given to the Company in writing, or by telecopy or telephone and confirmed in writing.

                  8. Indemnification and Contribution. (a) The Company and Globalstar jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any

Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Globalstar shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); and provided further that as to any Base Prospectus or any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of shares to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Base Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 5(c) herein. The foregoing indemnity agreement is in addition to any liability which the Company or Globalstar may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Base Prospectus, any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Base Prospectus, any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriters by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the
commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 8 except to the extent it has been materially prejudiced by such failure, and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing,
(ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party promptly notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchasers, if the indemnified parties under this Section 8 consist of any Initial Purchaser, or by the Company, if the indemnified parties under this Section consist of the Company or Globalstar. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Globalstar on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Globalstar on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and Globalstar on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and Globalstar, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and Globalstar or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Globalstar and information supplied by the Company shall also be deemed to have been supplied by the Globalstar. The Company and Globalstar and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 8(d) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  9. Defaulting Underwriters. If, on any Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Closing Date in the respective proportions which the number of shares of the Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Closing Date if the total number of shares of the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Shares to be purchased on such Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Shares which it agreed to purchase on such Closing Date pursuant to the terms of
Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date, this Agreement (or, with respect to the Second Closing Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 5(j) and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  10. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

                  11. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to
Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a)  to the Company:

                            Cedar House
                            41 Cedar Avenue
                            Hamilton HM12
                            Bermuda
                            Attention: Eric J. Zahler

                  (b)  to Globalstar:

                            3200 Zanker Road
                            San Jose, California 95164-0670

                            Attention: Eric J. Zahler

                  (c)  to the Underwriters:

                            c/o Bear, Stearns & Co. Inc.
                            245 Park Avenue
                            New York, New York 10167

                            Attention:   Stephen M. Parish, Senior
                                         Managing Director, Equity
                                         Syndicate Department

                  13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and Globalstar. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in
Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  14. Survival. The respective indemnities, representations, warranties and agreements of the Company, Globalstar and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

                  16. CONSENT TO JURISDICTION. EACH PARTY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY ("RELATED PROCEEDINGS") MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (COLLECTIVELY, THE "SPECIFIED COURTS"), AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION (EXCEPT FOR PROCEEDINGS INSTITUTED IN REGARD TO THE ENFORCEMENT OF A JUDGMENT OF ANY SUCH COURT (A "RELATED JUDGMENT"), AS TO WHICH SUCH JURISDICTION IS NON-EXCLUSIVE) OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES FURTHER AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LAWSUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY LAWSUIT, ACTION OR OTHER PROCEEDING IN THE SPECIFIED COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LAWSUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, BROADWAY, NEW YORK, NY 10019, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING THAT MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE CITY AND STATE OF NEW YORK.

                  17. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity

(whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

                  18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company, Globalstar and the several Underwriters.

                                      Very truly yours,

                                      GLOBALSTAR TELECOMMUNICATIONS
                                      LIMITED


                                      By: /s/ Avi Katz
                                          __________________________
                                          Name:  Avi Katz
                                          Title: Vice President and
                                                 Secretary



                                           GLOBALSTAR, L.P. by LORAL/QUALCOMM
                                           SATELLITE SERVICES, L.P., its
                                           general partner by LORAL/QUALCOMM
                                           PARTNERSHIP, L.P. its managing
                                           general partner by LORAL GENERAL
                                           PARTNER, INC. its general partner,

                                           By:  /s/ Avi Katz
                                                -----------------------------
                                                Name:  Avi Katz
                                                Title: Vice President and
                                                       Secretary


Confirmed and accepted as of
the date first above mentioned:

BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC
C.E. UNTERBERG, TOWBIN
ING EARINGS LLC
CREDIT LYONNAIS SECURITIES (USA), INC.

By:  BEAR, STEARNS & CO. INC.

By:  /s/ Stephen Parish
     -----------------------------
     Authorized Representative

                                   SCHEDULE I



                                                                     Number of Firm
                                                                          Shares
               Underwriter                                           to be Purchased
               -----------                                           ---------------
BEAR, STEARNS & CO. INC.                                               2,625,000
BANC OF AMERICA SECURITIES LLC                                         1,750,000
LEHMAN BROTHERS INC                                                    1,750,000
C.E. UNTERBERG, TOWBIN                                                   350,000
ING BARINGS LLC                                                          350,000
CREDIT LYONNAIS SECURITIES (USA), INC.                                   175,000